                                 IJNT.NET, INC.

                     Incorporated under the Laws of Delaware

     NUMBER                                                         SHARES

   ==========                                                     ==========

THIS CERTIFIES THAT:



IS THE REGISTERED HOLDER OF

            FULLY PAID AND NON-ASSESSABLE SERIES A PREFERRED SHARES,
                                 $.01 PAR VALUE,
                                       OF

                                    IJNT.NET

1. Each Series A Preferred Share evidenced by this Certificate is transferable on the books of the Corporation by the Holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

2. A statement of the rights, preferences, privileges and restrictions granted or imposed on the respective classes and series of shares of the Corporation, the holders of those shares, and the authority of the Board of Directors to determine variations for any existing or future class or series is contained in the Corporation's Articles Filed with the office of the Delaware Secretary of State on January 17, 1997, a copy of which may be obtained by any shareholder, on request and without charge from the secretary of the Corporation at 2800 Lafayette, Suite D, Newport Beach, CA 92663.

3.       Series A Preferred Shares have no voting rights.

4. Series A Preferred Shares and the Common Stock into which they are convertible with, upon issuance, be fully pain and non-assessable.

5. THE SERIES A PREFERRED SHARE(S) REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK INTO WHICH THEY ARE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARE(S) HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, OR PRIOR OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT.


IN WITNESS WHEREOF THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATION SEAL TO BE AFFIXED HERETO THIS ______ OF _______________ 1999.



     _______________________________          ________________________
         CHAIRMAN OF THE BOARD                        SECRETARY

         The following abbreviations, when used in the Inscription on the fact of this certificate, shall be construed as though they were out in full applicable laws or regulations.

         TEN COM  -        as tenants in common
         TEN ENT  -        as tenants by the entireties
         JT TEN   -        as joint tenants with right of survivorship and not
                           as tenants in common

Additional abbreviations may also be used though not in the above list.


    FOR VALUE RECEIVED,________________hereby sell, assign and transfer unto



Please insert Social Security or other
Identifying number of assignee

==============================




________________________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)



________________________________________________________________________________
________________________________________________________________________________
__________________________________________________________________________Shares
of capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint.

________________________________________________________________________Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

DATED:______________________



________________________________________________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.